UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

THE BUCKLE, INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 1, 2020

The following notice of change of location relates to the proxy statement of The Buckle, Inc. (the “Company”), dated April 17, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Monday, June 1, 2020 at 11:00 a.m. EDT. This supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 14, 2020.

This notice should be read in conjunction with the proxy statement.

NOTICE OF CHANGE OF LOCATION
TO A VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 1, 2020 AT 11:00 A.M. EDT

To Our Stockholders:

Due to the ongoing public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of the Company's stockholders and employees, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders of The Buckle, Inc. has been changed to a virtual meeting format only. As a result, you will not be able to attend the Meeting in person. The previously announced date and time of the Meeting (Monday, June 1, 2020 at 11:00 a.m., EDT) has not changed.

HOW TO PARTICIPATE IN THE VIRTUAL ANNUAL MEETING:

If you were a stockholder of record as of the close of business on March 27, 2020, the record date, you can attend, vote, and submit questions related to the proposals at the Meeting.

To attend and participate in the Meeting, go to www.virtualshareholdermeeting.com/bke2020 and, when prompted, enter the 16-digit control number included in your proxy materials. Once you are admitted to the Meeting as a stockholder, you may vote during the Meeting and also submit questions related to the proposals by following the instructions available on the virtual meeting website during the Meeting. We encourage you to log into this website and access the virtual meeting before the start of the Meeting.

Those without a 16-digit control number may attend the Meeting as guests, but they will not have the option to vote shares or submit questions during the virtual meeting. Go to www.virtualshareholdermeeting.com/bke2020 and, when prompted, register as a guest in order to listen to the Meeting.

Whether or not you plan to attend the Meeting, to ensure that your shares are represented at the Meeting, you should submit your voting instructions over the Internet, by telephone, by completing, signing, dating, and returning your proxy card in the previously provided envelope, or by following the instructions you have received from your broker or other nominee. The proxy card, voting instruction form or notice of Internet availability that were previously distributed will not be updated to reflect this change in meeting format and may be used to vote shares in connection with the Meeting. Stockholders who previously sent in proxies, or voted by telephone or by Internet, do not need to take any further action.

By Order of the Board of Directors,
Brady M. Fritz, Secretary

May 14, 2020

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 1, 2020: The Proxy Statement and the Annual Report to Stockholders are available at www.proxyvote.com.

The Buckle, Inc.

2407 W. 24th St. Kearney, NE 68845

P.O. Box 1480 Kearney, NE 68848-1480

phone: 308-236-8491

fax: 308-236-4493

For Immediate Release: May 14, 2020	web: www.buckle.com

Contact:    Thomas B. Heacock, Chief Financial Officer
The Buckle, Inc.
(308) 236-8491

THE BUCKLE, INC. ANNOUNCES CHANGE TO A VIRTUAL MEETING FORMAT FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

KEARNEY, NE -- The Buckle, Inc. (NYSE: BKE) announced today a change in the format of its 2020 Annual Meeting of Stockholders (the “Meeting”) from in-person to virtual-only. Due to the ongoing public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of the Company’s stockholders and employees, the Company will hold the Meeting in a virtual meeting format only, via live audio webcast. As previously announced, the Meeting will be held on Monday, June 1, 2020 at 11:00 a.m. EDT.

As described in the Company’s proxy materials previously distributed for the Meeting, stockholders of record at the close of business on March 27, 2020, the record date, are entitled to participate in and to vote at the Meeting. To participate in and/or vote at the virtual Meeting, utilize the special website at www.virtualshareholdermeeting.com/bke2020. Stockholders must enter the 16-digit control number found within their proxy materials. Stockholders are encouraged to vote prior to the Meeting by Internet, by telephone, or by mail per the instructions on their proxy card. Stockholders that have already voted do not need to vote again.

For additional information regarding how stockholders may access, vote, and participate in the virtual Meeting, please refer to the Company’s supplemental proxy materials filed with the Securities and Exchange Commission. The proxy statement for the Meeting and the Company’s 2019 Annual Report are available at www.proxyvote.com. These materials also are available on the Company’s investor relations website at www.corporate.buckle.com/investors.

About Buckle

Offering a unique mix of high-quality, on-trend apparel, accessories, and footwear, Buckle caters to fashion-conscious young men and women. Known as a denim destination, each store carries a wide selection of fits, styles, and finishes from leading denim brands, including the Company’s exclusive brand, BKE. Headquartered in Kearney, Nebraska, Buckle currently operates 446 retail stores in 42 states.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors which may be beyond the Company's control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

News releases and other information about The Buckle, Inc., can be found on the Internet at www.buckle.com
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